EXHIBIT 10(a)2

                  SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

                              THE SOUTHERN COMPANY

     Only non-employee directors are compensated for service on the Board of Directors (the "Board") of The Southern Company (the "Company"). The pay components are as follows:

         Annual Retainers:

          o $70,000 of which $30,000 is deferred in shares of Company common stock until Board membership ends;
          o    $25,000 if serving as Chair of the Audit Committee; and
          o    $10,000 if serving as Chair of any other Board committee.

         Equity Grants:

          o 1,000 additional shares of Company common stock in quarterly grants of 250 shares are deferred until Board membership ends.

         Meeting Fees:

          o    $2,500 for participation in a meeting of the Board;
          o $2,000 for participation in an meeting of a committee of the Board other than a meeting of the Audit Committee;
          o $4,000 for attendance in person at a meeting of the Audit Committee; and
          o $2,000 for participation by telephone in a meeting of the Audit Committee.

     Directors may elect to defer up to 100 percent of their compensation until membership on the Board ends. There is no pension plan for non-employee Directors.